April 9, 2015 Annual Shareholders Meeting

Safe Harbor Statement The Private Securities Litigation Reform Act of 1995 provides a Safe Harbor for certain forward-looking statements, including statements made during the course of today's presentation. Such forward-looking statements are based on the company's current expectations and beliefs concerning future developments and their potential effects on the company. There can be no assurance that future developments affecting the Company will be those anticipated by American Power Group. Actual results may differ from those projected in the forward-looking statement. These forward-looking statements involve significant risks and uncertainties, some of which are beyond the control of the company and are subject to change based upon various factors. For a more detailed discussion of some of the ongoing risks and uncertainties of the company's business, please refer to the company's various filings with Securities and Exchange Commission. 2

Corporate Overview & Financial Profile CORPORATE OVERVIEW • American Power Group provides a patented, non-invasive, software driven conversion technology for existing vehicular and stationary diesel engines which gives an engine the flexibility to run concurrently on diesel and CNG or LNG; diesel and wellhead/pipeline gas or bio-methane or 100% diesel at anytime. Switching between fuel sources is seamless and requires no operator interaction. • APG’s solution is engine agnostic, requires no engine modifications and seamlessly displaces up to 75% of normal diesel consumption (average displacement ranging from of 40% to 65% ) with natural gas allowing operators to dramatically lower operating costs (10% to 35% net fuel savings) and significantly reduce toxic emissions (NOX,CO and particulates). • Basically, through software we manage the blending of natural gas with air that is already being introduced through the turbo charger via negative pressure, thereby “turbocharging” the air and increasing its energy value. Since more energy is derived from the air, the engine basically backs off on the amount of diesel it needs to meet the power demands. FINANCIAL PROFILE • 52 week stock price range: $0.17 - $1.33 • Market Capitalization based on shares outstanding: $15 million +/- • Shares Outstanding: 51.1 million Current Float: 93% • 3.2 million common shares owned by Insiders with an additional 15 million common shares owned beneficially by directors upon conversion of their Preferred Stock (25% Insider ownership upon 100% Preferred Stock conversion). 3

Growing Dual Fuel Markets Class 8 DF Gliders Extreme Duty Oil & Gas Emergency Backup Mine Haul Marine Rail 4

Mobile Diesel Usage Source: Clean Energy Fuels 5

Cost of Natural Gas vs. Crude Oil Source: http://www.eia.gov 6 $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 Pr ic e pe r m m BT U Oil & Natural Gas Spot Price (energy equivalent basis) Natural Gas (Henry Hub) Oil (Brent

Global Price War - Oil Short-Term (2015) • Idled Rigs • Tighter Diesel To Natural Gas Price Spread • Natural gas prices stable with a projected trend lower • Next few quarters will be more challenging than others Mid-Term (2016) • Energy experts project price recovery by end of 2015 • Diesel prices will follow the upward oil trend • Will see interest in natural gas vehicles increase Longer Term (>2016) • Due to exploration cutbacks – could be much higher prices • Some project diesel of $4.00 to $5.00/gallon • Could become an even larger multi-billon addressed market 7

Option Capital Investment Diesel Reduction New Dedicated NGV Total Over 5 Years $180,000 16,700 gal/year 83,500 gal/year OR Convert 6 Existing Trucks to DF @ 55% Displacement Same $180,000 55,110 gal/year Total Over 5 Years 275,555 gal/year 3.3x higher diesel displacement 3.3x higher annual net fuel savings Leverage Sustainability Options: Diesel Reduction per Invested Dollar Base Diesel Assumption: 100,000 miles per year @ 6MPG = 16,700 gallons/year 8

APG’s Near-Term Focus • IUL Approvals – Entry to Larger Fleets • Joint Marketing with Top NG Fuel Suppliers • New Model Freightliner Gliders • New Model Freightliner Severe-Duty Gliders • APG Fueled by Flare™ Dual Fuel Systems • Navistar MaxxForce Testing • Latin America Conversions • Canadian Approvals & Partnerships • California CARB Approval Path • Increased Sustainability Awareness 9

Announces Class 8 Natural Gas Dual Fuel Glider Kits by American Power Group 10

New Freightliner Severe-Duty Glider Kit 11 Severe Duty 122SD Natural Gas Dual Fuel Glider (Oil & Gas ~ Logging ~ Mining ~ Oversized Loads)

• Large opportunity in the Bakken – North Dakota and other wellhead gas regions – Vehicular and stationary opportunities • Tightening regulations and penalties on flared waste gas • Better waste gas treatment technologies creating more usable gas as a fuel • APG can run rigs and vehicles on higher BTU gas – working with fuel suppliers 12

APG Dual Fuel in Latin America (Favorable Price Spreads & Low Cost Steel Tanks) Mexico Cement Mixers, Beverage Distribution, Long Haul, Buses Peru Heavy-Duty Trucks, Buses, Stationary Dominican Republic Cement Mixers, Beverage Distribution, Heavy-Haul Trucks Columbia Cummins Dealer / Installer: Cement Mixers, Heavy-Haul Trucks 13

Opening the Canadian Vehicular Market 14 • Obtaining provincial approvals of our dual fuel system in British Columbia, Ontario, and Quebec • APG’s dual fuel solution has attracted the attention of the largest natural gas company in Canada • Favorable price spreads – large supply of in-country natural gas – heavy-haul trucks • In discussions with fueling suppliers – tank providers – potential APG dealers & installers

California CARB & U.S. Sustainability Objectives 15 • California leads the nation in emission reduction programs – Working with CARB to obtain APG approval in CA – 10% of total Class 8 registered trucks in CA – Strong natural gas fueling infrastructure • More corporations demanding alternative fueled deliveries • APG’s dual fuel system reduces CO, NOx and particulates – Working with global energy efficiency companies

Summary and Why APG? 16 • Established U.S. leadership position • Industry-leading 474 EPA vehicular engine approvals • 10% to 35% annual net fuel savings • Reduce diesel-related emissions • Flexibility to return to 100% diesel • Ability to transfer system/tank to next truck • 15+ year life for APG DF system & NG tank • No loss of power & torque • Standard oil & engine maintenance • A 400hp to 600hp natural gas solution • Strong sales & service network • All underpinned by an un-tapped and emerging multi-billion dollar alternative fuel market